EXHIBIT 5.1

OPINION & CONSENT OF COUNSEL

Joseph Drucker, Esq.
43 Sawgrass Street
Jackson, NJ 08827

Tel. 732 928 5965 Fax 732 928 4297

September 14, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

Re: Reliant Solutions, Inc., a Colorado corporation
Registration Statement on Form S-1

I have acted as counsel to Reliant Solutions, Inc., a Colorado corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to (i) the registration, offer and sale of 2,000,000 shares of common stock, without par value, of the Company, by the Company (the “Primary Offering”), and (ii) the registration, offer and resale of up to 3,000,000 shares of common stock, without par value, of the Company, by a selling stockholder of the Company (the “Stockholder Offering”).

I have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents I have deemed relevant and necessary as a basis for the opinion hereinafter expressed.  In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on my examination mentioned above, I am of the opinion that (i) the 2,000,000 shares of common stock being offered and sold by the Company pursuant to the Primary Offering are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable, and (ii) the 3,000,000 shares of common stock being sold by a selling stockholder in the Stockholder Offering are duly authorized, legally and validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and in any amendment thereto and to the reference to my name in the related Prospectus.

 Very truly yours,

/s/ Joseph Drucker
Joseph Drucker, Esq.